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                                                                  Exhibit 3(g)

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                           NEWMONT MINING CORPORATION





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                                     BY-LAWS


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                           NEWMONT MINING CORPORATION

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                                     BY-LAWS

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                                   ARTICLE I

                                  STOCKHOLDERS

     Section 1. Annual Meeting. An annual meeting of the stockholders of the
                --------------
Corporation shall be held in each year at such place, and on such date and at such time, as the Board of Directors of the Corporation shall designate in a resolution duly adopted by it, for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.

     Section 2. Special Meetings. Special Meetings of the stockholders for any
                ----------------
lawful purposes may be called by the Board of Directors or by the Chairman of the Board or by the President, and shall be called by the Chairman of the Board or by the President or the Secretary upon a written request stating the purposes thereof and signed by (i) a majority of the Board of Directors or (ii) stockholders owning 25% of the stock of the Corporation entitled to vote at such meeting. Each such meeting shall be held at such place, and on such date and at such time, as the Board of Directors of the Corporation shall designate in a resolution duly adopted by it, for the purposes stated in the notices thereof. Business transacted at any special meeting shall be limited to the purposes stated in the notices of the meeting.

     Section 3. Notices and Waivers. Written notices of every meeting of the
                -------------------
stockholders, stating the time, place and purposes thereof, shall be given personally or by mail, not less than ten days nor more than sixty days before the date on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting. In the event of a special meeting called upon the written request of stockholders pursuant to Section 2 hereof, such notice shall describe any business set forth in the statement of purpose in such written request as well as any additional business proposed to be conducted at such meeting by the Board of Directors. If mailed, the notice shall be sent to the stockholders at their respective addresses appearing on the stock records of the Corporation or to such other addresses as they may have respectively designated in writing, and shall be deemed given when mailed. A waiver of any notice, signed by a stockholder before or after the time for the meeting, shall be deemed equivalent to such notice.

     Section 4. Notice of Stockholder Business and Nominations.
                ----------------------------------------------

          (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

          For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the preceding paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth day nor earlier than the close of business on the ninetieth day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          Notwithstanding anything in the second sentence of the preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

               (ii) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b)

                                      -2-
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provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by clause (i) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

               (iii) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

               (iv) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

          Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

          Section 5. Stockholder List. For every meeting of stockholders, a
                     ----------------
complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each such stockholder, shall be made and be open to the examination of any stockholder during ordinary business hours for at least ten days prior to the meeting at the Corporation's principal place of business, and shall be produced at the meeting and be subject at all time during the meeting to the inspection of any stockholder present.

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          Section 6.  Quorum. Subject to the provisions of any applicable law or
                      ------
of the Corporation's Certificate of Incorporation in respect of the vote that shall be required for a specified action, the holders of record of a majority of the capital stock of the Corporation issued and outstanding and entitled to vote at any meeting of its stockholders shall be required to be present in person or represented by proxy at such meeting in order to constitute a quorum for a transaction of any business. For purposes of determining the presence of a quorum, "capital stock of the Corporation" shall be deemed to include that number of shares of common stock equal to the number of votes that the Trustee is entitled to vote from time to time under the Special Voting Share of the Corporation created pursuant to the terms of the Voting and Exchange Trust Agreement dated February 16, 2002, between the Corporation, Newmont Mining Corporation of Canada Limited and Computershare Trust Company of Canada.

          Section 7.  Adjournment. If at any meeting of the stockholders there
                      -----------
is no quorum, the meeting may be adjourned from time to time by the Chairman of the Board or by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum be obtained. Any meeting at which there is a quorum may also be adjourned, in like manner, for such time or upon such call as may be determined by vote. An adjourned meeting at which a quorum is present or represented may transact any business which might have been transacted at the meeting as first convened had there been a quorum.

          Section 8.  Chairman and Secretary. At every meeting of the
                      ----------------------
stockholders the presiding officer shall be the Chairman of the Board, or in his absence the President, and in their absence a Vice President of the Corporation. The Secretary or in his absence an Assistant Secretary of the Corporation shall act as secretary of the meeting, or in their absence the presiding officer may appoint any person present to act as secretary of the meeting.

          Section 9.  Voting. Except as otherwise specifically provided herein
                      ------
or in the Certificate of Incorporation of the Corporation with respect to the ability of certain stockholders to cumulate votes in the election of directors, each stockholder present in person or by proxy at a meeting of the stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder on the books of the Corporation and entitled to vote at such meeting. No proxy shall be voted on after three years from its date unless it provides for a longer period. All elections of Directors shall be by a plurality vote by ballot. All other matters shall be decided by a majority vote viva voce of the stockholders present in person or by proxy except as otherwise specifically provided by any applicable law, the Corporation's Certificate of Incorporation or these By-Laws; provided, however, that the presiding officer shall have the right to determine whether a stock vote with respect to any matter shall be taken by ballot. On votes taken by ballot, each ballot shall state the name of the stockholder or proxy voting and the number of shares voted.

          Section 10. Inspectors of Elections. The Corporation may, and to the
                      -----------------------
extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each

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inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

          Section 11. Inspection of Books and Records. The Board of Directors
                      -------------------------------
shall determine whether and to what extent, and at what times and places and under what conditions and regulations, the books, accounts and records of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of any stockholder. No Stockholder shall have the right to inspect any books, accounts, records or documents of the Corporation unless expressly so authorized by the laws of the State of Delaware or by these By-Laws or by a resolution of the Board of Directors. The stock ledger shall be the only evidence as to the stockholders entitled to examine the stockholder list referred to in Section 5 of Article I hereof, and the original or a duplicate stock ledger containing the names and addresses of the stockholders and the number of shares held by them respectively shall be open at all times during usual business hours at the Corporation's principal office to the examination of any stockholder.

          Section 12. Action by Written Consent. Any action which is required to
                      -------------------------
be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                   ARTICLE II

                                    DIRECTORS

          Section 1.  Number, Term and Qualification. The number of Directors
                      ------------------------------
which shall constitute the whole Board shall be not less than eight nor more than seventeen. Within these specified limits, the number of Directors shall be determined from time to time by the affirmative vote of a majority of the Directors then in office. Directors elected at any annual meeting of the stockholders or elected at any other time by the stockholders or by the Board of Directors as hereinafter provided, shall hold office until the next annual meeting of the stockholders and until their respective successors are elected and qualified. Directors need not be stockholders.

          Section 2.  Resignations; Vacancies. Any Director may resign at any
                      -----------------------
time upon written notice to the Corporation. A resignation shall become effective when and as specified in the notice, or, in the absence of such specification, upon its acceptance by the Corporation. Vacancies occurring on the Board of Directors for any reason, and newly created directorships resulting from any increase in the number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office, though less than a quorum.

          Section 3.  Meetings and Notices. Meetings of the Board of Directors
                      --------------------
of the Corporation, regular or special, may be held either within or without the State of Delaware. Regular meetings of the Board may be held without notice at such time and place as the Board from time to time may by resolution determine. Special meetings of the Board, being all meetings other than its regular meetings, may be called by the Chairman or the President, and shall be called by the Secretary upon the written request of any two Directors. At least one day's prior written notice of the time, place and purposes of every special meeting shall be given to each Director; provided, however, that no notice of any such meeting need be given to any Director who attends the meeting or signs before or after the meeting a written waiver of notice thereof. Notices may be delivered personally or sent by mail, telegraph or facsimile transmission, and shall be deemed given when so delivered or sent.

          Section 4. Quorum. At all meetings of the Board of Directors eight
                     ------
Directors shall constitute a quorum of the transaction of business, and the acts of a majority of the Directors present at any meeting at which a quorum is present shall be the acts of the Board, except as may be otherwise specifically provided by any applicable law or by the Corporation's Certificate of Incorporation or by these By-Laws. If a quorum is not present at any meeting, a majority of the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is obtained.

          Section 5. Order of Business. The order of business at meetings of the
                     -----------------
Board of Directors shall be as the Board may determine from time to time, or, subject to any such action by the Board, as determined by the Chairman of the meeting.

          Section 6. Powers. The Board of Directors shall manage and control the
                     ------
business, property and affairs of the Corporation, and shall have and may exercise all the powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

          Section 7. Compensation. The Directors may be paid as compensation for
                     ------------
their services a periodic fee, or a fixed fee for attendance at each meeting of the Board of Directors or any Committee thereof, or both, and may be paid their expenses, if any, of attendance at Board or Committee meetings and may be paid in stock or stock options, all as the Board from time to time may determine, but otherwise shall not be entitled to any fees or compensation for their services as Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE III

                               EXECUTIVE COMMITTEE

          Section 1. Appointment, Number and Quorum. The Board of Directors, by
                     ------------------------------
the affirmative vote of a majority of the whole Board, may appoint an Executive Committee consisting of such number of the Directors not less than three as the Board may determine; provided, always, that the Chief Executive Officer shall at all times be appointed to the Committee. By similar action the Board may fill any vacancy in, change the membership of, or dissolve the Committee at any time in its discretion. At all meetings of the Committee a majority, but not less than three, of its members shall constitute a quorum for the transaction of

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business, and the affirmative vote of a majority of the whole Committee, but in no case less than three members, shall be necessary to adopt any resolution or to take any other action.

          Any member of the Committee who ceases to be a Director shall cease ipso facto to be a member of the Committee. Any member may resign at any time upon written notice to the Corporation. A resignation shall become effective when and as specified in the notice, or, in the absence of such specification, upon its acceptance by the Corporation.

          Section 2. Powers and Proceedings. The Executive Committee during the
                     ----------------------
intervals between the meetings of the Board of Directors, shall have and may exercise, insofar as permitted by law, all the powers of the Board of Directors, provided that the Committee shall not act to fill a vacancy on the Committee and shall not take any action contrary to any specific action or direction of the Board.

          The Board of Directors may designate the Chairman of the Committee and prescribe rules governing its proceedings. The Committee may elect its own Chairman from its members, if he has not been designated by the Board, and may make its own rules of procedure insofar as they do not conflict with any rules prescribed by the Board or with these By-Laws. Minutes of all acts and proceedings of the Committee shall be kept in a proper record book and shall be laid before the Directors at their next meeting.

          Section 3. Compensation. The members of the Executive Committee may be
                     ------------
paid such compensation for their services, and such expenses incurred by them in connection therewith, as the Board of Directors may determine, but otherwise shall not be entitled to any compensation for their services as such Committee members.

                                   ARTICLE IV

                                    OFFICERS

          Section 1. Officers, Election, Term and Vacancies. At its first
                     --------------------------------------
meeting held after each annual meeting of the stockholders, the Board of Directors shall elect, as the officers of the Corporation to serve until their successors are elected and qualify, a Chairman of the Board, a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice Presidents or Senior Vice Presidents by the Board), a Secretary, a Treasurer, and a Controller, and may elect or appoint such Assistant Secretaries, Assistant Treasurers, Assistant Controllers and other officers as the Board in its discretion may determine. If any such officers are not elected or appointed at such first meeting, they may be elected or appointed at any subsequent meeting of the Directors.

          The Chairman of the Board and the President shall be Directors, but no other officer need be a Director. Subject to the provisions of any applicable law, one person may hold two or more offices.

          Any officer may resign at any time upon written notice to the Corporation. A resignation shall become effective when and as specified in the notice, or, in the absence of such specification, upon its acceptance by the Corporation. Any officer may be removed at any time,

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with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office for any reason may be filled by the Board of Directors.

          Section 2. Chairman of the Board. The Chairman of the Board shall
                     ---------------------
preside at meetings of the Directors and at meetings of the stockholders. He shall have such other powers and duties as may be prescribed by the Board of Directors.

          Section 3. Chief Executive Officer. The Chairman of the Board or the
                     -----------------------
President shall be designated by the Board of Directors to be the Chief Executive Officer of the Corporation. Such designee shall have and be responsible for the general management and control of all its business and affairs, subject only to the Board of Directors and the Executive Committee.

          Subject to the control of the Board of Directors, the Chief Executive Officer shall have power to employ, appoint and discharge employees and agents of the Corporation and fix their compensation, to make and sign contracts and agreements in the name and on behalf of the Corporation, to sign certificates of stock of the Corporation, to sign proxies for or to attend and vote at meetings of stockholders of any other corporation in which the Corporation holds stock, and to sign in the name and on behalf of the Corporation other instruments and documents to be executed by it. He shall see that all books, records, reports, statements and certificates are properly made, kept and filed as required of the Corporation by any applicable law, and shall have such other powers and duties as may be prescribed by the Board of Directors.

          Section 4. President. The President shall be responsible for the
                     ---------
operation of the business and affairs of the Corporation, subject to the direction of the Chairman of the Board and of the Board of Directors and the Executive Committee.

          Section 5. Vice Presidents. Each Vice President, Executive Vice
                     ---------------
President (if any) and Senior Vice President (if any) shall have such powers and duties as may be delegated to him by the Chief Executive Officer or as may be prescribed by the Board of Directors.

          Section 6. Secretary. The Secretary shall attend all meetings of the
                     ---------
stockholders, Board of Directors and Executive Committee, and shall record all the proceedings and votes taken at such meetings in appropriate books kept by him for that purpose. He shall give, or cause to be given, all notices required by law or by these By-Laws to be given of all such meetings, and shall see that the list of stockholders required for every meeting of the stockholders is properly prepared and made and kept at the place of the meeting for at least ten days prior thereto.

          The Secretary shall keep or cause to be kept in safe custody the seal of the Corporation, its unissued stock certificates, stock transfer books, stock ledgers, and such other books, records, documents and papers of the Corporation as the Board of Directors may direct; provided, however, that the Transfer Agent, if one be appointed, shall have custody of the unissued stock certificates, stock transfer books and stock ledgers.

          The Secretary shall have power to countersign or attest all contracts, agreements, stock certificates, proxies and other instruments and documents signed on behalf of the Corporation by the Chairman of the Board, the President or a Vice President, and to affix thereto the seal of the Corporation, and to certify all minutes and extracts from minutes of meetings of the stockholders, Board of Directors and Executive Committee, and all resolutions passed or adopted thereat.

          He shall have such other powers and shall perform such other duties as may be prescribed by the Board of Directors, and, subject to the control of the Board, all such powers and duties as are generally incident to his office of Secretary.

          Section 7. Assistant Secretaries. Each Assistant Secretary shall have
                     ---------------------
all the powers and may perform all the duties of the Secretary in the absence of disability of the Secretary unless the Board of Directors shall otherwise determine, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

          Section 8. Treasurer. The Treasurer shall receive and have in his
                     ---------
charge or custody the funds, securities and valuable effects of the Corporation, and shall deposit or keep same to the credit or in the name of the Corporation in such banks or depositories as the Board of Directors designates. He shall disburse the funds of the Corporation and dispose of its securities and valuable effects in his charge only as he may be authorized or directed by the Board of Directors or by an officer, committee or agent acting with and under the authority of the Board. He shall take and preserve proper vouchers or receipts for all disbursements.

          The Treasurer shall keep full, accurate and current accounts of all receipts and disbursements of funds, the acquisitions and disposition of all securities and valuable effects, and all other financial transactions of the Corporation, in appropriate books kept by him for such purposes. He shall render such reports, accounts and statements of the Corporation's financial transactions and conditions to the stockholders, Board of Directors, Executive Committee and the Chief Executive Officer as may be required or requested, and shall exhibit his books of account and records to the Chairman of the Board, the President, a Vice President, the Controller, or any Director upon request at the Corporation's office where such books of records are kept.

          The Treasurer shall have power on behalf of the Corporation to endorse for collection, bills, notes, drafts, checks and other instruments for payment of funds to the Corporation, and to sign receipts and vouchers for payments made to the Corporation. He shall sign or countersign all bills, notes, drafts, checks and other instruments for payments made by the Corporation, and all assignments or powers for transfers of securities and other valuable effects of the Corporation, and certificates of the stock Corporation provided, however, that the Board of Directors may authorize or require other officers or agents of the Corporation to sign or countersign in its name any such papers, instruments or documents.

          He shall have such other powers and shall perform such other duties as may be prescribed by the Board of Directors, and, subject to the control of the Board, such powers and duties as are generally incident to his office of Treasurer.

          Section 9. Assistant Treasurers. Each Assistant Treasurer shall have
                     --------------------
all the powers and may perform all the duties of the Treasurer in case of the disability of the Treasurer unless the Board of Directors shall otherwise determine, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors. He shall give a like bond or bonds, if any, as are given by the Treasurer.

          Section 10. Controller. The Controller shall have direct
                      ----------
responsibility for and supervision of the accounting records of the Corporation and of its subsidiaries and managed affiliated corporations, and shall see that adequate examination and audits thereof are currently and regularly made. He shall prepare and file all tax returns, and shall prepare statements of operating and production costs, cash forecasts, and any other financial reports of the Corporation. He shall ascertain that the property of the Corporation is kept at all times properly and adequately insured, and shall have custody of any bonds given by the Treasurer or any Assistant Treasurer as above mentioned. He shall have such other powers and perform such other duties, as may be prescribed by the Board of Directors or be assigned to him by the Chairman of the Board.

          Section 11. Assistant Controllers. Each Assistant Controller shall
                      ---------------------
have all the powers and may perform all of the duties of the Controller in case of the disability of the Controller unless the Board of Directors shall otherwise determine, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

          Section 12. Other Officers. Each other officer elected or appointed by
                      --------------
the Board of Directors shall have such powers and perform such duties as may be prescribed by the Board, and, subject to the control of the Board, such powers and duties are generally incident to his office.

                                   ARTICLE V

                                  CAPITAL STOCK

          Section 1. Stock Certificates. Certificates for shares of the capital
                     ------------------
stock of the Corporation shall be in such form, not inconsistent with any applicable law or the Corporation's Certificate of Incorporation, as shall be prescribed or approved from time to time by the Board of Directors. Holders of the stock shall be entitled to have such certificates issued in the name of the Corporation, under its seal and signed by the Chairman of the Board, the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer, evidencing and certifying the number of shares owned by such respective stockholders in the Corporation.

          Such certificates may be so sealed and signed either manually or by facsimile seal or signatures, if and as permitted by law and authorized or approved by the Board of Directors. If any officer whose signature is used on any certificate shall cease to be such officer for any reason before the issuance or delivery of the certificate by the Corporation, the validity of the Certificate upon its issuance and delivery shall not be thereby affected.

          The Board of Directors may authorize and require the signing of any certificate or certificates by a Transfer Agent and a Registrar, in addition to the signing by the officers of the Corporation.

          Section 2. Stock Transfers. The shares of stock of the Corporation
                     ---------------
shall be transferred only on the books of the Corporation by the holders thereof in person or by their duly authorized attorney, upon surrender for cancellation of the certificates for the shares to be transferred, with a duly executed assignment or stock power endorsed thereupon or attached thereto, and accompanied by such other evidences of transfer of authority, such guarantees of signatures and such payments of stock transfer taxes or other charges as may be reasonably required.

          The Board of Directors may appoint a Transfer Agent and a Registrar for the capital stock of the Corporation.

          Section 3. Lost Certificates. Unless otherwise determined by the Board
                     -----------------
of Directors, a new certificate shall be issued in place of any certificate theretofore issued by the Corporation for its capital stock and alleged by the holder thereof to have been lost, stolen or destroyed; provided, however, that the applicant for any such new certificate shall furnish to the Corporation evidence satisfactory to it of the alleged loss, theft or destruction, together with such bond or indemnification as the Board of Directors from time to time may require to indemnify the Corporation against an any claim that may be made against it or its officers or agents on account of a certificate alleged to have been lost, stolen or destroyed or the issuance of a new certificate replacing it.

          Section 4. Record Date. In order that the Corporation may determine
                     -----------
the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 5. Registered Stockholders. The Corporation shall be entitled
                     -----------------------
to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

          Section 6. Stock Ledger. The original or a duplicate stock ledger
                     ------------
shall be kept at the Corporation's principal office in the State of Delaware.

                                   ARTICLE VI

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

          Section 1. Indemnification of Directors and Officers. The Corporation
                     -----------------------------------------
shall, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), indemnify any person (and the heirs, executors and administrators thereof) who was or is made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency) including (i) an action by or in the right of the Corporation to procure a judgment in its favor and
(ii) an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving or served as a director, officer or trustee at the request of the Corporation, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer or trustee, against all expense, liability and loss (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the person in connection with such action, suit or proceeding; provided, however, except as provided in
Section 7 of this Article VI, with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) is authorized by the Board of Directors of the Corporation.

          Section 2. Indemnification of Others. The Corporation shall indemnify
                     -------------------------
other persons and reimburse the expenses thereof, to the extent required by applicable law, and may indemnify any other person to whom the Corporation is permitted to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the Delaware General Corporation Law or otherwise.

          Section 3. Advances or Reimbursement of Expenses. The Corporation
                     -------------------------------------
shall, to the fullest extent permitted by applicable law, from time to time, reimburse or advance to any person referred to in Section 1 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in Section 1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article VI or otherwise.

          Section 4. Service of Certain Entities Deemed Requested. Any director
                     --------------------------------------------
or officer of the Corporation servicing (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (ii) any employee benefit plan of the Corporation or any corporation referred in clause
(i), in any capacity shall be deemed to be doing so at the request of the Corporation.

          Section 5. Interpretation. Any person entitled to be indemnified or to
                     --------------
the reimbursement or advancement of expenses as a matter of right pursuant to this Article may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, to the extent permitted by applicable law, or on the basis of the applicable law in effect at the time indemnification is sought.

          Section 6. Indemnification Right. The right to be indemnified or to
                     ---------------------
the reimbursement or advancement of expenses pursuant to this Article (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

          Section 7. Indemnification Claims. If a request to be indemnified or
                     ----------------------
for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation or recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Corporation (including its Directors who are not parties to such action, suit or proceeding, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Directors who are not parties to such action, suit or proceeding, a committee of such directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

          Section 1. Fiscal Year. The fiscal year of the Corporation, and of
                     -----------
each of its subsidiaries, shall be the calendar year.

          Section 2. Offices. The principal office of the Corporation in the
                     -------
State of Delaware shall be maintained in the City of Wilmington, County of New Castle. The Corporation may have offices at such other places within or without the State of Delaware as the Board of Directors from time to time may determine.

          Section 3. Resident Agent. The Resident Agent of the Corporation in
                     --------------
charge of its principal office in the State of Delaware shall be The Corporation Trust Company.

          Section 4. Seal. The seal of the Corporation shall have inscribed
                     ----
thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware."

          Section 5. Dividends. Subject to all applicable laws and the
                     ---------
Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors, payable in cash, in property or in shares of the capital stock of the Corporation.

          Section 6. Amendments. Subject to any By-Laws made by the
                     ----------
stockholders, the Board of Directors may make By-Laws, and from time to time may alter, amend or repeal any By-Law or By-Laws; but any By-Laws made by the Board of Directors may be altered or repealed by the stockholders at any annual meeting, or at any special meeting provided notice of such proposed alteration or repeal be included in the notice of such special meeting.

          Section 7. Separability. In case any By-Law or provision in any By-Law
                     ------------
shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining By-Laws or remaining provisions of such By-Law shall not in any way be affected or impaired thereby.